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                                                                   Exhibit 10.18

                             PRODUCTION AGREEMENT
                             --------------------
     This Production Agreement (the "Agreement") is made as of the 19th day of November, 1997, by and between Aurora Foods, Inc., a Delaware corporation ("Buyer"), and The Red Wing Company, Inc., a Delaware corporation ("Producer").

                                  WITNESSETH

    WHEREAS, Buyer possesses formulas and processes for the manufacture of certain food products described in Schedule A hereto (the "Products");
                                   ----------
    WHEREAS, Producer is engaged in the business of manufacturing and mixing food products, including food products similar to the Products;

    WHEREAS, Producer has facilities and expertise for the production of the Products; and

    WHEREAS, Buyer and Producer desire to define and develope a business relationship whereby Producer will manufacture and sell, and Buyer will purchase, the Products subject to the terms and conditions set forth herein.

    NOW THEREFORE, for mutual and adequate consideration, Producer and Buyer agree as follows:

1. TERM. Unless earlier terminated in accordance with Section 22 hereof, this Agreement shall commence as of November 19, 1997, (the "Commencement Date") and shall end on the fifth anniversary of the Commencement Date (the "Original Term") and shall be subject to automatic renewal for additional consecutive one year terms (the "Renewal Term or Terms") unless a decision is made by either party not to renew. Any decision not to renew shall be submitted in writing by the party making such decision no later than one-hundred eighty (180 ) days prior to the expiration of the Original Term or any Renewal Term. The "Agreement Term" shall mean the Original Term, and if this Agreement is renewed, the Renewal Term or Terms.

2. PRODUCTION FACILITIES. The Products will be manufactured at Producer's facilities located at San Jose, California (the "San Jose Plant"), Streator, Illinois (the "Streator Plant"), Dunkirk, New York (the "Dunkirk Plant"), Fredonia, New York (the "Fredonia Plant") and any other plant location of Producer as is approved in advance by Buyer, which approval shall not be unreasonably withheld (each, an "Approved Facility").
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3.  PRODUCTS; ANNUAL MINIMUM PRODUCTION.

    a. Subject to the terms and conditions of this Agreement, Producer agrees to manufacture and sell to Buyer, and Buyer agrees to purchase from the Producer, the Products as set forth on Schedule A in such quantities and at such Approved Facilities as shall be determined from time to time in the sole judgment of Buyer.

    b. Notwithstanding the foregoing, subject to the terms and conditions of this Agreement, Buyer agrees that, during the second year of the Original Term (with the second year being measured from the first anniversary of the Commencement Date to the day immediately preceding the second anniversary of the Commencement Date) and during each year of the Original Term thereafter, Buyer shall order at least three million three hundred thousand equivalent cases of Products from the Producer (with an equivalent case being equal to 288 ounces of the Products) (such number of equivalent cases, as the same may be adjusted in accordance with this Section 3, is hereafter referred to as the "Annual Minimum").

    c. Buyer has advised Producer that, at some time during the Original Term, Buyer may redesign the packaging for the entire line of its Country Kitchen/R/ brand of table syrup, and Producer reserves the right not to produce any of the redesigned products of the Country Kitchen/R/ brand of table syrup. If Producer exercises its right not to produce any of the redesigned products of the Country Kitchen/R/ brand (which shall not be deemed to be a breach of this Agreement) so that Buyer has another person produce the Country Kitchen/R/ brand of table syrup, then the Annual Minimum number of equivalent cases to be ordered by Buyer shall be adjusted downward as follows:

        (i) During the year of the Original Term (with the year being determined in accordance with Section 3(b) of this Agreement) in which Buyer has another person commence production of any of the redesigned products of the Country Kitchen/R/ brand of table syrup, the Annual Minimum for such year shall equal three million three hundred thousand equivalent cases of Products minus the Partial Year Shortfall (as hereinafter defined). The term "Partial Year Shortfall" shall mean an amount equal to the lesser of (a) seven hundred thousand equivalent cases of Products divided by 365 times the number of calendar days remaining in such year or (b) the actual number of equivalent cases of the Country Kitchen/R/ brand of table syrup produced by the third party producer in such year.

        (ii) During each year of the Original Term following the year of the Original Term (with the year being determined in accordance with
             Section 3(b)
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             of This Agreement) in which Buyer has another person commence production of any of the redesigned products of the Country Kitchen/R/ brand of table syrup, the Annual Minimum shall equal three million three hundred thousand equivalent cases of Products minus the Subsequent Full Year Shortfall (as hereinafter defined). The term "Subsequent Full Year Shortfall" shall mean an amount equal to the lesser of (a) seven hundred thousand equivalent cases of Products or (b) the actual number of equivalent cases of the Country Kitchen/R/ brand of table syrup produced by the third party producer during such subsequent year.

    d. If during any year after the first year of the Original Term Buyer shall order more equivalent cases of Products than the applicable Annual Minimum number of cases for such year, then, for purposes of determining under this Agreement whether Buyer has ordered in a particular year the applicable Annual Minimum number of cases, the excess number of equivalent cases from such year shall be carried forward (but not carried back) to be applied against the applicable Annual Minimum number of cases to be ordered by the Buyer in any subsequent year of the Original Term. The sum of the number of equivalent cases carried forward from prior years and the number of equivalent cases actually order during such year shall be the amount of equivalent cases deemed ordered for such year by the Buyer for purposes of this Agreement. If the sum of the number of equivalent cases carried forward from prior years and the number of equivalent cases actually ordered during such year by the Buyer shall be less than the applicable Annual Minimum number of cases for such year, the number of equivalent cases carried forward shall be included in the number of cases deemed ordered for such year and shall be utilized to decrease the amount that may be owing to the Producer pursuant to Section 14(a) of this Agreement.

    e. IF DURING ANY YEAR AFTER THE FIRST YEAR OF THE ORIGINAL TERM BUYER SHALL FAIL TO ORDER THE APPLICABLE ANNUAL MINIMUM NUMBER OF EQUIVALENT CASES OF PRODUCTS FROM THE PRODUCER FOR SUCH YEAR (WITH SUCH CALCULATION BEING DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3 OF THIS AGREEMENT, INCLUDING THE PROVISIONS OF PARAGRAPH D OF THIS SECTION 3), THE SOLE AND EXCLUSIVE REMEDIES FOR PRODUCER FOR SUCH FAILURE SHALL BE
        (I) THE REMEDY PROVIDED TO PRODUCER IN SECTION 14(A) OF THIS AGREEMENT AND (II) IF SUCH FAILURE OCCURS DURING THE SECOND YEAR OF THE ORIGINAL TERM, AN ADDITIONAL ONE HUNDRED EIGHTY DAYS SHALL BE ADDED TO THE ORIGINAL TWO YEAR PERIOD SET FORTH IN SECTION 22(B) OF THIS AGREEMENT

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        BEFORE THE BUYER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT
        PURSUANT TO SECTION 22(B).

4. MANUFACTURING STANDARDS. Producer agrees to manufacture each of the Products in accordance with Buyer's specifications, quality control standards and other procedures that are contained in the Operating Manual that has been delivered to Producer and that shall be deemed to be a part hereof as Schedule B (the "Specification"), which may be modified from time to time in
    ----------
    the sole judgment of Buyer upon thirty days prior written notice to the Producer; provided, however, in the event any such modifications to the Specifications result in any change in the cost to produce the Products, the price for the Products shall be adjusted upward or downward, as the case may be, to cover the change in the cost to produce the Products. Upon written notification from Buyer to the Producer modifying the Specifications, Schedule B shall be deemed amended by such modification. Buyer agrees to
    ----------
    promptly supply Producer with all formulas, operating techniques, manufacturing procedures and other technical information necessary and appropriate for the manufacture of the Products; provided, however, that Producer understands that Buyer is relying upon Producer's expertise in suggesting to Buyer and implementing the appropriate procedures for the manufacture of the Products.

5. GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, Buyer hereby grants to Producer, who accepts the same, a nonexclusive, non-assignable, indivisible and royalty free right and license to manufacture and sell the Products to Buyer exclusively. The license includes the right to use the Specifications and any other technical know-how, formulas, manufacturing processes, and other technical and confidential information useful or necessary for the manufacture of the Products. This license will remain in effect until the expiration or other termination of this Agreement and may not be assigned, transferred (including any transfer by operation of law), subcontracted or sublicensed to any third party (other than, in the case of a sublicense or subcontract, to a wholly-owned subsidiary of the Producer) without the prior written consent of Buyer, which consent may be withheld in the sole discretion of Buyer. In the event Producer enters into any sublicense or subcontract with a wholly-owned subsidiary of Producer, Producer shall be responsible for all acts and omissions of its wholly-owned subsidiary.

6.  CONFIDENTIAL INFORMATION.

    a. For the purpose of this Agreement, "Confidential Information" shall mean all written information related to the Products and all formulas, manufacturing processes, data, know-how, technical and non-technical materials, and product samples and specifications (including the Specifications) which Buyer has disclosed to Producer prior to this Agreement or which Buyer may disclose to Producer pursuant to or in

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        connection with this Agreement, and all pricing information with respect to the Products, all written financial information, manufacturing processes, data, know-how, technical and non-technical materials which Producer has disclosed to Buyer prior to this Agreement or which Producer may disclose to Buyer pursuant to or in connection with this Agreement.

    b. Notwithstanding the foregoing, Confidential Information shall not include any information which the non-disclosing party can demonstrate by reasonable evidence: (i) is or becomes public knowledge through no fault or omission of the non-disclosing party; (ii) is lawfully obtained by the non-disclosing party from a third party under no obligation of confidentiality concerning such information; (iii) was, at the time of receipt, otherwise known to the non-disclosing party without restrictions as to use or disclosure; or (iv) is developed independently by the non-disclosing party and without reliance upon the Confidential Information disclosed hereunder. The burden of proving any such exceptions to the definition of Confidential Information will reside with the non-disclosing party.

    c. The non-disclosing party agrees to hold all Confidential Information of the disclosing party in confidence and not to disclose any Confidential Information to any third party except (i) those with a need to know in order to assist in the manufacture of the Products, (ii) as may be required by law; or (iii) to accountants, attorneys, bankers and other professional advisors of a party. The non-disclosing party agrees not to make any use of the Confidential Information except as provided herein.

    d. The non-disclosing party agrees that its directors, officers, employees, agents and other representatives who have access to the Confidential Information of the disclosing party will be made aware of the obligations of confidentiality and non-use set forth in Section 6 of this Agreement and will be bound to abide by these obligations. The non-disclosing party agrees that it shall be responsible for any breach of the obligations of confidentiality or non-use by any person to whom such information is disclosed by the non-disclosing party.

    e. The Confidential Information of the disclosing party shall remain the exclusive property of the disclosing party, and the non-disclosing party acquires no interest in or rights thereto under this Agreement or otherwise. Upon termination of this Agreement, or at any time upon the disclosing part's request, the nondisclosing party shall, at its sole option, either promptly return all tangible forms of Confidential Information of the disclosing party (including copies) to the disclosing party then in the non-disclosing part's possession or under its control or destroy such Confidential Information and deliver a certificate to the disclosing party certifying such destruction. Upon termination of this Agreement, to the

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        extent that any document prepared by or on behalf of the non-disclosing party incorporates any Confidential Information of the disclosing party, the non-disclosing party shall destroy such documentation and deliver a certificate to the disclosing party certifying such destruction.

    f. The non-disclosing party shall be liable to the disclosing party for all direct and incidental damages (including, without limitation, reasonable attorneys fees) incurred as a result of the breach of the confidentiality and/or non-use provisions of Section 6 of this Agreement by the non-disclosing party. The non-disclosing party also acknowledges and agrees that, in the event of such a breach, such Damages may not be an adequate remedy and that the disclosing party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

    g. The non-disclosing party acknowledges that the Confidential Information disclosed or to be disclosed by the disclosing party represents the disclosing part's valuable property, which is intended to be maintained in perpetuity as trade secret property. Accordingly, the confidentiality and non-use obligations of Section 6 of this Agreement shall be continuing in nature and shall survive termination of this Agreement.

7.  SALE AND PURCHASE OF PRODUCTS.

    a. The terms and conditions contained in this Agreement shall be effective for all Products sold by the Producer to the Buyer during the Agreement Term. During the Agreement Term, Producer agrees to manufacture and sell the Products to Buyer against the Monthly Production Request (as such term is hereinafter defined in Section 10 of this Agreement) of the Buyer which request shall be deemed to be a production purchase order. During the Agreement Term, Producer agrees to deliver the Products manufactured and sold to Buyer against shipping orders of Buyer. Except as otherwise set forth in this Agreement, each contract for the purchase and sale of the Products shall be initiated hereunder by Buyer's issuance to Producer of a production purchase order and delivery of such Products shall be initiated against, shipping orders of the Buyer. Unless Buyer otherwise agrees in writing, ALL PRODUCTION PURCHASE ORDERS AND SHIPPING ORDERS ARE EXPRESSLY LIMITED TO THE TERMS HEREOF AND ANY ADDITIONAL OR DIFFERENT TERMS ARE OBJECTED TO WITHOUT FURTHER NOTIFICATION BY PRODUCER AND BUYER. Shipping orders shall be issued to the Producer at least five (5) business days prior to the requested shipping date. If the quantity of the particular Product requested in such shipping order for delivery in a calendar month, when added together with all other shipping orders for such particular Product for delivery in the same calendar month, is not in

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        excess of the quantity for such Product as set forth in the then current
        Monthly Production Request, such shipping order for such Product shall be deemed accepted without any further act of the Producer. If the quantity of the particular Product requested in such shipping order for delivery in a calendar month, when added together with all other shipping orders for such particular Product for delivery in the same calendar month, is in excess of the quantity for such Product as set forth in the then current Monthly Production Request, such shipping order shall be deemed accepted to the extent that such quantities are not in excess of the then current Monthly Production Request for such Product and, with respect to the remaining quantities, shall be accepted or rejected by Producer in writing within five (5) business days of the issuance of the shipping order to the Producer. If the Producer shall not have otherwise notified the Buyer within five (5) business days of the issuance of such shipping order, the order shall be deemed accepted in full by Producer and, to the extent the quantities are in excess of the then current Monthly Production Request for such Product, shall be deemed to be a production purchase order with respect to such excess quantities. Producer shall use its best efforts to deliver all quantities of Products ordered by Buyer pursuant to any shipping order. This Agreement and all orders issued pursuant hereto shall be deemed a series of installments and shall be deemed to constitute a single contract between Producer and Buyer. The parties recognize that the demands and convenience of business operations may make it necessary or desirable for Buyer to transmit, and Producer to accept, production purchase orders and shipping purchase orders by telecopier or by electronic data interchange (in each case with reasonable confirmation procedures in place).

    b. Time and quantity shall be of the essence in any shipping order. Unless otherwise specified, delivery times specified are the times of delivery of the Products at an Approved Facility as designated by Buyer. Producer shall inform Buyer immediately of any occurrence which will or is expected to result in any delivery at any time or in any quantity not specified in any shipping order and also of corrective measures which Producer has taken, or will take, to minimize the effect of such occurrence. Buyer, in addition to all other remedies available to it in law or in equity, shall have the right to cancel any shipping order or part thereof if delivery is not made within the time specified or in the quantities ordered.

    c. 1f, for any reason other than a Force Majeure Event (as hereinafter defined in Section 19), Producer is unable to produce from an Approved Facility the amount of the Monthly Production Request for any particular line of Product that the Monthly Production Request contemplates being produced from such Approved Facility Producer shall produce the

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

        amount at another Approved Facility of the Producer, including, if approved by the Buyer (which approval shall not be unreasonably withheld) facilities of the Producer that are not currently Approved Facilities (each, a "Substitute Facility"). The price charged to the Buyer far the Product produced at the Substitute Facility shall be the unit price that would have been charged to Buyer had such Product been produced at the Approved Facility. In addition, in the event Producer is required to produce Products at a Substitute Facility, Producer shall reimburse Buyer for all incidental damages (e.g., additional shipping charges) incurred by Buyer as a result of the Products being produced at a Substitute Facility.

8.  PRICES, PAYMENT TERMS AND DELIVERY.

    a. The initial unit purchase prices of the Products shall be as specified in the pricing schedule attached hereto as Schedule C. During the
                                                   ----------
        Agreement Term, the unit purchase prices for the Products shall be subject to change (both upward and downward) based upon market fluctuations in the cost of the components that form the line item "Raw Materials", "Packaging Materials", "Direct Labor", "Variable Overhead" and "Factory Fixed" as set forth in Schedule C. Producer agrees that it
                                            ----------
        shall not effect any change in the purchase price of the Products as a result of a change in the price of corn syrup except upon reasonable prior written notice from the Producer to the Buyer. Producer further agrees that, if Producer believes a change in the Factory Fixed cost component of the purchase price for the Products is warranted, Producer shall notify Buyer in writing of such requested change and identify with reasonable specificity the basis for the price change of the Products not less than thirty, nor more than sixty, days prior to an anniversary of the Commencement Date. Producer further agrees that the Factory Fixed cost component shall not be requested to be changed more than one time a year. Prior to implementing any change in the Factory Fixed cost component, Buyer and Producer shall mutually agree on such change; provided, however, that in the event Buyer and Producer do not mutually agree on such change, the panties nevertheless intend to be bound by this Agreement, and any such change in the Factory Fixed cost component shall be reasonable (as construed in accordance with Section 1302.18(A) of the Ohio Revised Code). My change in the Factory Fixed cost component shall be effective as of the applicable anniversary of the Commencement Date. In the event of any price change (including a price change as a result of a change in the price of corn syrup), upon request of Buyer, Producer shall promptly identify with reasonable specificity the basis for the price change of the Products. Upon request of Buyer, Producer shall promptly supply Buyer with copies of documentation supporting such price change and the methodology used by Producer to determine the price change. The parties intend for the price of the Products to be the

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        Producer's cost of manufacturing the Products plus a tolling fee that is included within the line item "Factory Fixed" as set forth in Schedule
                                                                      --------
        C.
        -

    b. In all cases under this Agreement, Producer shall use its best efforts to obtain the lowest and best prices and/or rates for all raw materials and packaging materials used in the production of the Products.

    c. In the event of a price change to the Products, Buyer may suggest to the Producer for its consideration reasonably acceptable alternate sources in order to lessen a price increase or enhance a price decrease.

    d. Except as specifically provided elsewhere in this Agreement, Producer warrants that the unit purchase prices for the Products as determined in accordance with this Section 8 shall be complete, and no additional charges of any kind shall be added without Buyers express written consent.

    e. Delivery of the Products set forth in or with reference to each shipping order shall be F.O.B. Buyer's carrier at the loading dock of an Approved Facility or any Substitute Facility of the Producer.

    f. Producer shall submit an invoice to the Buyer on a daily basis for the Products produced by the Producer during the preceding business day. Terms of payment for each invoice will be net thirty (30) days from the date of invoice. The invoice will reference item code and Product name, number of cases, unit price per case, the Approved Facility or the Substitute Facility, as the case may be, and amount due.

    g.  Invoices for payment shall be sent to:
        Aurora Foods, Inc.
        445 Hutchinson Avenue
        Suite 960
        Columbus, OH 43235

        Payments shall be sent to:
        SunTrust Bank
        P.O. Box 4418
        Atlanta Georgia 30302
        For credit to: The Red Wing Company, Inc.
        Account Number 8801079982

    h. Producer warrants and covenants that all units of the Product delivered to Buyer shall be free from any security interest, lien or other encumbrance of any person, corporation, partnership, governmental body or other entity.

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9.  RAW MATERIALS AND PACKAGING MATERIALS.

    a. Unless otherwise set forth herein, Producer shall be responsible for ordering and paying for all raw materials, packaging materials and supplies to be utilized in producing the Products (including ordering of the labels, flavors and miscellaneous packaging, if any).

    b. Producer shall use its best efforts to maintain an adequate inventory of raw materials, packaging materials and supplies necessary to meet production requirements at each Approved Facility.

    c. Packaging materials and other items of inventory that are tailored for the Products will be used by the Producer only for the Products. Producer shall not maintain excessive levels of such inventory at any Approved Facility. Upon request, the Buyer shall be provided with access to all records concerning such inventory at each Approved Facility

    d. At least annually, Producer shall discuss with Buyer strategic issues concerning purchasing of raw materials and packaging materials for the Products.

10.  PRODUCTION SCHEDULE.

     a. Buyer will provide Producer, on or about the fifteenth day of each month during the Agreement Term, with a rolling three month production forecast (the "Forecasted Quantities of Products") for the next three calendar months. The purpose of the Forecasted Quantities of Products is to provide the Producer with Buyer's good faith estimate of production needs in order to allow Producer to plan for ordering raw materials, packaging materials and supplies (including labels, flavors and miscellaneous packaging, if any) and to plan for Product production.

     b. On or before the fifteenth day of each month during the Agreement Term, Buyer will provide Producer with a written production request for the delivery of Products during the next calendar month (the "Monthly Production Request'), which (i) until such time as each of the Approved Facilities are producing the Products, such Monthly Production Request shall not for any particular calendar month exceed such number of cases of Products as Producer shall in good faith advise Buyer that it is capable of producing based on its capacity limitations and (ii) after such time as each of the Approved Facilities are producing the Products, such Monthly Production Request shall not for any particular
         calendar month exceed in the aggregate [      ]* equivalent cases of
         Products. Producer shall be obligated to deliver to Buyer the quantities of the Products set forth in

         * Confidential treatment requested by the Company.

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        each Monthly Production Request. By the last day of each calendar month,
        Buyer shall be obligated to purchase and take delivery of the Products in quantities that are not less than the quantities as are set forth in the Monthly Production Request for such calendar month. Producer shall in good faith schedule the timing and volume of the production of the Products over the course of each month (with the intention being that Buyer shall not receive invoices for the production of Products substantially in advance of the shipping orders for the Products), and Buyer shall in good faith place shipping orders over the course of each month in a manner generally consistent with its past practices in an orderly fashion so that the shipping orders will exhaust the Monthly Production Request (with the intention being that Producer shall not have unreasonable day to day increases in the level of inventory of the finished Products during a month).

11.  INVENTORY OF RAW MATERIALS AND PACKAGING MATERIALS.

     a. With respect to each Approved Facility, Producer agrees to maintain at all times during the Agreement Term at each Approved Facility an inventory of raw materials packaging materials and supplies utilized in producing the Products in quantities equal to produce at least five (5) days of the average quantities of such Products sold to Buyer during the preceding sixty (60) days.

12.  SHIPMENT AND PALLET EXCHANGE.

    a. Unless otherwise mutually agreed in writing, the Products will be shipped in pallet quantities on conventional pallets or, at Buyer's cost and expense, Chep pallets. Producer and Buyer agree to observe a conventional pallet exchange procedure pursuant to which Buyer will return to Producer one (1) conventional pallet for each conventional pallet received by Buyer. If Buyer fails to return to Producer conventional pallets on a one-for-one basis, Buyer shall pay Producer $5.00 for each conventional pallet Buyer has failed to return within twenty-five (25) days of date of invoice for such pallets. If Buyer has delivered to Producer more conventional pallets than the number of conventional pallets received by Buyer, Producer shall credit against the purchase price for the Products $5.00 for each conventional pallet Buyer has returned to Producer in excess of the number of conventional pallets received by the Buyer. Buyer and Producer shall establish reasonable procedures in order to comply with the terms of the pallet exchange program.

    b. Shipment of Products shall be made directly by Buyer using its owned or contracted carriers. Title and risk of loss for the Products shall pass to
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        Buyer at the time of delivery of possession of the Products to the carrier by Producer.

    c. Buyer shall be responsible for transportation costs for the Products from an Approved Facility or outside warehousing facilities maintained by the Producer to the warehouse or other destination designated by Buyer.

13. MANUFACTURING EQUIPMENT OF BUYER.

    a. Subject to the provisions of Section 13(g) of this Agreement, Buyer shall supply to Producer, deliver and install, at no cost to the Producer, certain existing equipment of the Buyer identified in Schedule
                                                                        --------
        D (the "Manufacturing Equipment") that is used in the production of the
        -
        Products for installation in the Approved Facilities identified on Schedule D. Buyer shall use its bests efforts to ensure that the
        ----------
        delivery and installation of the equipment at an Approved Facility shall be completed no later than the dates set forth on Schedule D, subject to
                                                          ----------
        any Force Majeure Events. Except as disclosed to Producer at the time of the moving of the Manufacturing Equipment from their current locations, Buyer represents and warrants that the Manufacturing Equipment is, or shall be, after delivery and installation at the Approved Facilities, in good operating condition and repair (reasonable wear and tear excepted) and suitable for its intended purpose. For purposes of this Agreement, the Manufacturing Equipment shall include any equipment purchased or acquired in connection with the moving and reinstallation of the Manufacturing Equipment to the designated Approved Facilities (the "Related Equipment"). The general categories and general descriptions of the Related Equipment that the parties currently contemplate will be purchased or acquired in connection with the moving and reinstallation of the Manufacturing Equipment to the designated Approved Facilities is set forth in Schedule D-1. At such time as the actual purchases or
                     ------------
        acquisitions are made, Buyer and Producer will substitute Schedule D-1
                                                                  ------------
        with a revised Schedule D-1 that shall identify with specificity such
                       ------------
        equipment and shall contain such information as Buyer may reasonably request so that Buyer may appropriately account for such assets on its books and records. Such equipment shall be owned by Buyer, and the allocation of the costs of purchasing such equipment shall be determined in accordance with the provisions set forth in Section 13(g) of this Agreement.

    b. Subject to the provisions of Section 13(g) of this Agreement, Buyer shall control, and be responsible for all costs related to, the removal, packaging, moving and reinstallation of the Manufacturing Equipment to the designated Approved Facility for such equipment and the purchase of the Related Equipment. Buyer shall retain title to all of the Manufacturing Equipment, including the Related Equipment.

    c. If during the Agreement Term Buyer and Producer jointly agree in writing that any additional manufacturing equipment is needed to manufacture the Products at an Approved Facility under this Agreement, Buyer shall be responsible for all costs related to the purchase, delivery and installation of such additional equipment. Such additional equipment shall become part of the Manufacturing Equipment, the title to which shall be retained by Buyer. After the moving and reinstallation of the Manufacturing Equipment has been completed, in the event Buyer or Producer thereafter desire to make any capital expenditures that relates to the Manufacturing Equipment and the production of either the Products for the Buyer or table syrup products for private label brands produced by Producer, such capital expenditures shall not be made unless the parties mutually agree on the allocation of the financial responsibility for such capital expenditures and the ownership of the capital improvements.

    d. In the event that any of the Manufacturing Equipment (whether or not such equipment is existing as of the Commencement Date) requires extraordinary repairs in the nature of major overhauls and/or major upgrades during the Agreement Term, the Buyer shall control, and be responsible for all costs related to, such extraordinary repairs.

    e. Producer shall control, and be responsible for all costs related to, all ordinary and routine maintenance and repair of the Manufacturing Equipment during the Agreement Term. In the ordinary course of business, Producer shall maintain and repair such Manufacturing Equipment so that such equipment is, and remains, in substantially the same condition as when installed at the Approved Facilities by Buyer, reasonable wear and tear and damage by unavoidable casualty excepted.

    f. Provided that Producer delivers Products in accordance with the terms of shipping orders delivered to the Producer by Buyer under Section 7(a) of this Agreement, Buyer agrees that, in addition to using the Manufacturing Equipment for the production of the Products, Producer shall be entitled to use the Manufacturing Equipment in connection with the production of table syrup products for private label brands produced by Producer. Producer agrees that it shall not use such equipment for any other purpose.

    g. Notwithstanding the provisions of Sections 13(a) and 13(b) of this Agreement, Buyer and Producer agree that, with respect to the moving and reinstallation of the Manufacturing Equipment to the designated Approved Facilities and the purchase of the Related Equipment, Buyer shall be responsible for the lesser of (1) 50% of all costs related to the moving and reinstallation of such Manufacturing Equipment and the purchase of the Related Equipment; or (2) $2,500,000.00. Producer shall be responsible for all other costs related to the moving and reinstallation of the Manufacturing Equipment to the designated Approved Facilities and the purchase of the Related Equipment. Buyer and Producer acknowledge and agree that the removal and packaging of the Manufacturing Equipment for the Log Cabin/R/ lines shall be the responsibility of the Buyer, and the costs to Buyer of removal and packaging such equipment shall not be applied in calculating the cap on the Buyer's costs described in the immediately preceding sentence. Buyer shall contract directly with one or more other persons for removal and packaging of the Manufacturing Equipment.

    h. Subject to the provisions of Section 13(g) of this Agreement, Producer shall submit to Buyer on a weekly basis one master billing statement for all invoices under $5,000 received by Producer for goods or services purchased by Producer in connection with to the moving and reinstallation of the Manufacturing Equipment to the designated Approved Facilities or the purchase of the Related Equipment. The master billing statement shall itemize the goods or services purchased by the Producer that are the subject of the master billing statement. In submitting such master billing statement to Buyer, Producer warrants to Buyer that the goods and services have been purchased by the Producer and that the amount set forth in the master billing statement is due to be paid by the Producer. Subject to the provisions of Section 13(g) of this Agreement, within twenty four hours after Buyer receives such master billing statement from the Producer, Buyer shall mail or send via overnight courier a check payable to the Producer in an amount equal to fifty percent (50%) of the master billing statement. Producer shall use the proceeds of such check to pay the Buyer's share of the cost of the goods and services purchased by the Producer, and shall pay the remaining balance due to the providers of the goods and services with its own funds. In the event Buyer fails within twenty four hours after Buyer receives such master billing statement from the Producer to mail or send via overnight courier the amount due to the Producer, Producer shall be entitled to charge Buyer interest on the unpaid amount at the rate of 10% per annum until the amount flue is paid in full from the date such payment was to be sent to Producer.

    i. Subject to the provisions of Section 13(g) of this Agreement, Producer shall submit to Buyer on a weekly basis each invoice that equals or is in excess of $5,000 that is received by the Producer during the preceding calendar week for goods or services purchased by Producer in connection with the moving and reinstallation of the Manufacturing Equipment to the designated Approved Facilities or the purchase of the Related Equipment. In submitting such an invoice to Buyer, Producer warrants to Buyer that the goods and services have been purchased by the Producer and that the amount set forth in the invoice is due to be paid by the Producer. For each such invoice, Producer shall clearly identify the date that Producer is contractually required to pay the amount of the invoice to the provider of the goods or services. Subject to the provisions of Section 13(g) of this Agreement and provided that Buyer receives the invoice at least ten days prior to the date the invoice is due, Buyer shall mail or send via overnight courier a check payable to the Producer in an amount equal to fifty percent (50%) of each such invoice not less than five days prior to the date such invoice is due. Producer shall use the proceeds of such check to pay Buyer's share of the invoice, and shall pay the remaining balance due on the invoice with its own funds. In the event Buyer fails to mail or send via overnight courier the amount due to the Producer within five days prior to the date the invoice is due, Producer shall be entitled to charge Buyer interest on the unpaid amount at the rate of 10% per annum until the amount due is paid in full from the date such payment was to be sent to Producer.

14.  CERTAIN PAYMENTS TO PRODUCER.

     a. Subject to the terms and conditions of this Agreement, if, during any year after the first year of the Original Term, Buyer shall fail to order the applicable Annual Minimum number of equivalent cases of Products from the Producer for such year (with such calculation being determined in accordance with the provisions of Section 3 of this Agreement, including the provisions of paragraph d of Section 3), then, within thirty days after the end of such year, Buyer shall pay to Producer an amount equal to the product of (x) $.15 and (y) the number that results from subtracting from the applicable Annual Minimum number of equivalent cases of Products to be ordered by Buyer for such year (with such applicable Annual Minimum being determined in accordance with the provisions of Section 3 of this Agreement) the number of equivalent cases of Products deemed ordered by Buyer for such year (with such number being determined in accordance with the provisions of Section 3 of this Agreement, including the provisions of paragraph d of
         Section 3 relating to the use of carry forward equivalent cases to reduce the amount that may be due to the Producer hereunder).

     b.  Subject to the terms and conditions of this Agreement, if pursuant to
         Section 1 of this Agreement, Buyer shall give notice not to renew this Agreement past the end of the Original Term, and at the end of the Original Term, the Amortization Amount (as hereinafter defined) exceeds the Amortization Credit (as hereinafter defined), then Buyer shall pay to the Producer, within thirty (30) days of the end of the Original Term, the difference between the Amortization Amount and Amortization Credit.

        The term ("Amortization Amount") shall mean an amount equal to the lesser of (i) $2,500,000 or (ii) one half of the amounts spent by the Producer for costs related to the moving and reinstallation of the Manufacturing Equipment and purchase of Related Equipment.

        The term "Amortization Credit" shall mean an amount equal to the sum of:
        (i) the product of the total number of equivalent cases of Products paid for by Buyer during or within thirty days after the Original Term times $.15; (ii) the total amounts previously paid to the Producer by the Buyer pursuant to Section 14(a) of this Agreement; and (iii) the product of the total number of equivalent cases of table syrup for private label brands produced by the Producer using the Manufacturing Equipment during the Original Term times $.15.

15. PRIVATE LABEL PRODUCTION REPORTS.

    a. Within thirty days after the end of each year during the Agreement Term, Producer shall deliver to Buyer a production report certified by the President of the Producer that details the number of equivalent cases of table syrup for private label brands produced by the Producer during such year pursuant to Section 13(f) of this Agreement. Upon the request of Buyer, Buyer shall be entitled to inspect and audit the books and records of the Producer relating to the production report so that Buyer may independently verify the accuracy of the certified production report.

16. WARRANTIES OF PRODUCER REGARDING QUALITY OF PRODUCT AND CONFORMANCE TO SPECIFICATIONS.

    a. Producer agrees and warrants to Buyer that Producer has and will adhere to all laws, regulations, orders, ordinances and industry standards relating to Producer's manufacture, packaging, labeling and sale of the Products, including those specifically relating to the manufacture and packaging of foodstuffs and the Federal Food, Drug and Cosmetic Act; that each unit of the Products will meet the Specifications therefor and, upon delivery to Buyer, will be free of all defects of manufacture, handling, packaging and processing.

    b. Producer warrants that it has obtained, or prior to the time it commences production of the Products will have obtained, any governmental approvals required in connection with the production and sale of the Products, and will furnish copies or other evidence satisfactory to Buyer of all such approvals upon the request of Buyer.

    c. Producer warrants that all raw materials and packaging materials for the manufacturing and packaging of the Products will be sampled and tested by Producer in accordance with its obligations under this Agreement, including those contained in Section 17 of this Agreement.

    d. At Producer's request, Buyer shall make reasonable amounts of each allegedly defective or nonconforming unit of the Product available for Producer's inspection or shall, if so directed by Producer, return, at Producer's cost and expense, each such unit of the Product to an Approved Facility of the Producer.

    e. In the event of Producer's breach of the covenants or warranties set forth in this Section 16, Producer shall, at Buyer's option, either (i) replace the defective or nonconforming-units of the Product at Producer's sole cost and expense and deliver the replacement units of the Product to Buyer within 20 days, or (ii) permit Buyer, at Producer's sole cost and expense, to return the defective or nonconforming units of the Product and, if payment therefor has already been made, credit the price thereof to Buyer, together with all incidental damages incurred by Buyer in connection with such return. Buyer shall have no obligation to accept delivery or take possession of any defective or nonconforming Product from Producer. The remedies of Buyer set forth in this Section 16(e) for breach of any of the warranties and covenants in Section 16 by Producer are the sole and exclusive remedies of Buyer for any such breach by Producer.

    f. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES EXCEPT THAT OF TITLE, WHETHER WRITTEN, ORAL OR IMPLIED, IN FACT OR IN LAW (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

17. QUALITY ASSURANCE INSPECTIONS AND TESTING

    a. Representatives of Buyer shall have the right to inspect, at reasonable times and upon prior notice, the Approved Facilities and to observe its procedures prior to and during the period of manufacturing, packaging, storing and handling the Products. Producer reserves the right to guide such inspections in order to protect the confidential nature of other products being manufactured by Producer.

    b. Producer shall be responsible for routine quality assurance of the Products at the time of manufacture and, in the fulfillment of such obligations, shall apply quality assurance tests, procedures and methods in accordance with the Specifications.

18. INSPECTIONS, ACCEPTANCE AND RETURNS.

    a. Product not rejected within thirty (30) days after title passes to Buyer will be deemed accepted by Buyer. If, after any inspection, Buyer attempts to reject any Product, Buyer shall specify all claimed nonconformity in a notice of rejection sent to Producer. Product rejected by Buyer shall be returned in substantially the same condition as when title passed to Buyer. Nothing contained in this Agreement shall relieve in any way Producer from the obligation of testing, inspection and quality control.

19. FORCE MAJEURE; PRODUCTION AT SUBSTITUTE FACILITIES

    a. In the event of strikes; war; civil insurrection; riots: thefts; inability to obtain necessary labor, materials, components, fuel or transportation; changes in the Specifications; fire; flood; earthquake; or other act of God or other cause beyond the control of the parties hereto which renders it impracticable for either party to comply with the terms of this Agreement (a "Force Majeure Event"), except as otherwise set forth herein, no liability far non-compliance caused thereby during the continuance thereof will exist or arise under this Agreement.

    b. If a Force Majeure Event occurs, the party who is unable to perform as a result of such event shall immediately notify the other party, which other party may suspend its obligations hereunder for a period equal to the Force Majeure Event. In addition, if, within 90 days after the occurrence of the Force Majeure Event, the party who was unable to perform as a result of such event is still unable to perform in accordance with this Agreement, the other party may terminate this Agreement upon written notice to the party who is unable to perform in accordance with this Agreement.

    c. If a Force Majeure Event occurs, the party who is unable to perform as a result of such event agrees that it shall use its best efforts to eliminate the cause of such event or otherwise take actions so that it is able to perform under this Agreement as promptly as is reasonably practicable. Notwithstanding the foregoing, if a Force Majeure Event prevents Producer from performing any of its obligations hereunder and such Force Majeure Event could be cured by Producer incurring additional costs (e.g., if there were a strike and the strike could be resolved by Producer's meeting the demands of its employees), Producer shall have no obligation to cure such Force Majeure Event by the incurrence of additional costs in connection with the production of the Products unless Buyer agrees to pay such additional costs.

    d. If a Force Majeure Event occurs that directly affects fewer than all of the Approved Facilities of the Producer (e.g., a fire at only one of the Approved Facilities), Producer agrees that, if, as a result of the Force Majeure Event, Producer is unable to produce from an Approved Facility the amount of the Monthly Production Request for any particular line of Product that the Monthly Production Request contemplates being produced from such Approved Facility, Producer shall use its best efforts to produce the amount at a Substitute Facility in a manner that is consistent with its obligations to other customers. The price charged to the Buyer for the Product produced at the Substitute Facility shall be the unit price for producing such Product at the Substitute Facility.

    e. If a Force Majeure Event occurs that directly affects fewer than all of the Approved Facilities of the Producer, Producer agrees that, in the event that the transfer of production of Products to a Substitute Facility creates production capacity problems at the Substitute Facility, Producer shall in good faith take reasonable steps to meet the production requirements of the Buyer under this Agreement in a manner consistent with Producer's obligations to other customers. In addition, Producer agrees that, in the event of a production capacity problem at a Substitute Facility as a result of a Force Majeure Event that directly affects fewer than all of the Approved Facilities of the Producer, Producer shall fairly and in good faith allocate production capacity at the Substitute Facility among Buyer and other customers who have outstanding production contracts with Producer.

20. INDEMNIFICATION.

    a. Producer will indemnify and hold harmless Buyer and its representatives, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons, the amount of, any loss, liability, claim, damage, cost and expense (including costs of investigation and defense and reasonable attorneys' fees), (collectively, "Damages"), incurred by the Buyer Indemnified Persons involving a third-party claim arising, directly or indirectly, from or in connection with any injury (including death) to person or property to the extent proximately caused by the Producer's breach of this Agreement, negligence or willful misconduct.

        The remedies provided in this Section 20(a) will not be exclusive of or limit any other remedies that may be available to Buyer or Buyer Indemnified Persons.

    b. Buyer will indemnify and hold harmless the Producer and its representatives, stockholders, controlling persons and affiliates

        (collectively, the "Producer Indemnified Persons") for, and will pay to the Producer Indemnified Persons, (i) the amount of any Damages incurred by the Producer Indemnified Persons involving a third-party claim arising, directly or indirectly, from or in connection with any injury (including death) to person or property to the extent proximately caused by the Buyers breach of this Agreement, negligence or willful misconduct and (ii) the amount of any Damages incurred by the Producer Indemnified Persons arising, directly or indirectly, from or in connection with any infringement, alleged infringement or any other violation or alleged violation of any patent, trademark, trade dress or copyright rights or other proprietary rights owned or controlled by third parties by reason of the manufacture, production, use, distribution, advertising or sale of the Products.

        The remedies provided in this Section 20(b) will not be exclusive of or limit any other remedies that may be available to Producer or the Producer Indemnified Persons.

    c. Promptly after receipt by an indemnified party under Section 20(a) or 20(b) of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under any such Section, give written notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

    d. If any proceeding referred to in Section 20(c) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provided reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 20 for any fees of other counsel or any other expenses with respect to the defense of such proceeding subsequently incurred by the indemnified party in connection with the defense of such proceeding. If the indemnifying party assumes the defense of a proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which consent shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

    e. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be conclusively bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

21. INSURANCE. During the Agreement Term, Producer agrees to maintain insurance against public liability which may arise out of, relate to or be caused by the Products in an amount of not less than $2 million per occurrence. Producer will maintain at all times during the Agreement Term product liability insurance in an amount of not less than $5 million per occurrence. In addition, Producer shall maintain liability umbrella coverage of not less than $5 million. Producer shall deliver to Buyer certificates of insurance issued by the insurance carriers adding the Buyer as an additional insured on all such policies. Each such certificate shall provide that such insurance shall not be canceled without fifteen days prior written notice to the Buyer.

22. TERMINATION.

    a. If either party shall breach any of the provisions of this Agreement and such breach shall continue for a period of thirty (30) days after the receipt of written notice specifying the breach to such party, or should either party (i) file or have filed against it a bankruptcy petition (which, in the case of a petition filed against a party, is not thereafter dismissed within sixty days after the filing of the petition against the party) or (ii) enter into any type of proceeding under and pursuant to the insolvency or receivership laws of any state or (iii) make a general assignment for the benefit of creditors or (iv) a Force Majeure Event occurs that gives rise to a right of termination under Section 19, then, and in any such events, the other party shall have the right to terminate this Agreement by giving written notice to that effect to such party, with termination becoming effective upon the date set forth therein. If this Agreement is terminated by the Producer as a result of a breach of any of the provisions of this Agreement by Buyer or by the Producer as a result of the occurrence of an event identified in clause (i), (ii), (iii) or (iv) of this Section 22(a), Buyer shall pay to Producer, in addition to any other remedies or damages available to Producer at law or equity (including any other amounts which are due and owing to Producer under this Agreement), within thirty days after such termination, an amount equal to the difference between the Amortization Amount and the Amortization Credit

    b. Subject to the provisions of Section 3 of this Agreement, on and after the second anniversary of the Commencement Date, Buyer may terminate this Agreement entirely, or terminate the Agreement as it relates to production of Products at a particular Approved Facility, at any time upon one hundred eighty days prior written notice to the Producer. If the Buyer terminates this Agreement entirely pursuant to this Section 22(b), within thirty days after such termination, Buyer shall pay to Producer as a termination fee an amount equal to the difference between the Amortization Amount and the Amortization Credit.

    c. The termination of this Agreement shall not relieve either party of any obligation or liability accrued prior to termination, or rescind or give rise to any right to rescind anything done by either party prior to such termination. The termination of this Agreement shall not in any way affect the confidentiality and non-use obligations under Section 6 of this Agreement or any other obligations which are expressly stated herein to be continuing or are by their nature continuing.

    d.  Upon the effective date of a complete termination of this Agreement:

        (i)   The license provided for in Section 5 shall terminate.

        (ii)  Producer shall:

              (a) cease any use of the Confidential Information of Buyer;

              (b) return to Buyer or destroy all tangible forms of the Confidential Information of Buyer;

              (c) make available for purchase by the Buyer at Producer's cost all packaging materials and other items of inventory that, pursuant to Section 9(c), are tailored exclusively for the Products;

              (d) return to Buyer, at Buyer's sole cost and expense, all of Manufacturing Equipment installed in any of the Approved Facilities and provide access during normal business hours to any representatives of Buyer to any such facilities for the removal of such equipment from the facilities of the Producer; and

              (e) make available for delivery to Buyer any finished Product inventory maintained by Producer

        (iii) Buyer shall:

              (a) within ten days after such termination, purchase at Producer's cost all packaging materials and other items of inventory that, pursuant to Section 9(c), are tailored exclusively for the Products and that are in good and usable condition;

              (b) within thirty days after such termination, remove at Buyer's cost and expense, all of Manufacturing Equipment installed in any of the Approved Facilities and repair all damage caused to any of the Approved Facilities in connection with the removal of such equipment;

              (c) within ten days after such termination, purchase any finished Product inventory maintained by Producer;

              (d)  cease any use of the Confidential Information of Producer;
                   and

              (e) return to Producer or destroy all tangible forms of the Confidential Information of Producer.


         (iv) Producer shall make conforming deliveries under the terms of this Agreement for any then-outstanding Orders; and

         (v) All sums owed Producer by Buyer shall become immediately due and payable.

23. MISCELLANEOUS.

    a. Notice. Notices permitted or requested to be given hereunder shall be in writing and shall be deemed effective, if given by registered or certified mail, postage prepaid, ten (10) days after deposit thereof with the appropriate postal authorities, if given by nationally recognized express courier which provides a receipt of delivery, on the date delivery is completed, and if given by confirmed telecopier, on the date of transmittal, and in all cases addressed to:

        It to Producer:       The Red Wing Company, Inc.
                              196 Newton Street
                              Fredonia, New York 14063
                              Attention:  Gene Bailen, President
                              Facsimile: (716)679-7702

        If to Buyer:          Aurora Foods, Inc.
                              445 Hutchinson Avenue
                              Suite 960
                              Columbus, Ohio 43235
                              Attention: Thomas J. Ferraro
                              Facsimile: (614) 436-6655

    b. Assignment. Neither party shall assign this Agreement without the prior written consent of the other party; provided, however, that either party may assign this Agreement without the written consent of the other party in connection with the sale of all or substantially all of the assets of such assigning party.

    c. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior or contemporaneous agreements and understandings whether written, oral or implied between Buyer and Producer or their affiliates with respect to the subject matter hereto.

    d. Amendment. Except for any Specifications that are furnished by Buyer to Producer from time to time after the date hereof, and which shall become a part of this Agreement, this Agreement may not be amended, super-seded or altered except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

    e. Waiver. No failure or delay on the part of either party hereto to exercise any right, privilege or power under this Agreement shall operate as a waiver or relinquishment thereof; nor shall any single or partial exercise by either party preclude any other or further exercise thereof, or the exercise of any other right, privilege or power.

    f. Severability. The provisions of this Agreement are separate and divisible and if any court of competent jurisdiction shall determine any provision of this Agreement to be void and/or unenforceable, the remaining provision or provisions shall be construed as if the void and/or unenforceable provision or provisions were not included in the Agreement.

    g. Non-Exclusive Agreement. This Agreement is not an exclusive agreement and Buyer may, without limitation, manufacture the Products itself or may enter an agreement with other parties for the manufacture of such Products.

    h Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

    i. Independent Contractors. The parties are independent contractors. Nothing contained herein shall be deemed to create the relationship of partnership or joint venture between the parties. Neither party shall have the right to incur any obligation to third parties which shall be binding upon the other.

24. LIMITATION OF LIABILITY FOR CONSEQUENTIAL DAMAGES. Except as may arise pursuant to the indemnification provided by Section 20 of this Agreement, neither party shall be liable for consequential damages (including lost profits or lost revenues) of any kind resulting from a breach of this Agreement by a party.

25. RIGHT OF FIRST OPPORTUNITY. Subject to other provisions of this Section 25, Buyer hereby agrees that, during the Agreement Term, Buyer shall provide Producer with a right of first opportunity to bid or otherwise quote Buyer for the production of any products owned, developed or acquired by Buyer that are not currently set forth on Schedule A and that are within the
                                        ----------
    production or packing expertise of Producer. Buyer shall also provide Producer with the first opportunity to produce Products on the terms and conditions set forth in this Agreement that may be in excess of the 450,000 equivalent case cap that is set forth in Section 10(b) of this Agreement. Producer shall promptly respond to any request from Buyer for a bid or quote on any such products or to produce Products in excess of the Monthly Production Request cap set forth in Section 10(b) of this Agreement. Notwithstanding the foregoing, Producer shall not have a right of first opportunity to bid or otherwise quote for the production of the "Portion Pac" business for Mrs. Butterworths/R/ products, Log Cabin/R/ products or other branded syrup products.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their respective duly authorized representative to be effective as of the date first set forth above.



AURORA FOODS, INC.                       THE RED WING COMPANY, INC.
("Buyer")                                ("Producer")

By: /s/ Herrar                           By: /s/ Eugene W. Bailer
   ---------------------------              ------------------------

Its: President                           Its:  President
    --------------------------               -----------------------

                                   SCHEDULE A

                                LIST OF PRODUCTS



BRAND                                 SKU                 DESCRIPTION
-------------------------------------------------------------------------------
Log Cabin                       43000   000360          12oz. Regular
                                        000370          24oz. Regular
                                        000560          36oz. Regular
                                        349010          Gallon Regular
                                        000530          12oz. Lite
                                        000520          24oz. Lite
                                        000390          36oz. Lite
                                        349020          Gallon Lite
Country Kitchen                         000660          24oz. Regular
                                        000710          36oz. Regular
                                        000640          24oz. Lite
                                        000710          36oz. Lite
                                        001130          24oz. Butter
Wigwam                                  849140          Gallon Wigwam
-------------------------------------------------------------------------------

                                   SCHEDULE B

                                 SPECIFICATIONS



The Buyer's Operating Manual, which as been separately delivered to producer, is deemed td be included herein and a part of the Agreement.

                                   SCHEDULE C



            CONFIDENTIAL TREATMENT FOR SCHEDULE C HAS BEEN REQUESTED

                                  SCHEDULE D-1

                               Related Equipment





        Item                                    NY Main Line    CA Flex Line
--------------------------------------------------------------------------------
PACKAGING LINE
--------------------------------------------------------------------------------
        Misc. Rebuilds                             $75,000         $75,000
--------------------------------------------------------------------------------
        Change Parts                              $120,000
--------------------------------------------------------------------------------
        Stretch Wrap                               $65,000         $30,000
--------------------------------------------------------------------------------
        Vendor Service                             $15,000         $15,000
--------------------------------------------------------------------------------
        On Line Labeling                          $100,000        $100,000
--------------------------------------------------------------------------------
        Conveyor Revisions                        $100,000         $50,000
--------------------------------------------------------------------------------
        Palletizer                                $100,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SWEETENER(S)
--------------------------------------------------------------------------------
        Tanks                                     $235,000         $40,000
--------------------------------------------------------------------------------
        Pumps/Piping Revisions                                     $20,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LOGISTICS
--------------------------------------------------------------------------------
        Forklift(s)                                $50,000         $50,000
--------------------------------------------------------------------------------
        Misc. Case Conveyor Revisions              $25,000         $25,000
--------------------------------------------------------------------------------
        Loading Dock Leveler(s)/Restraint(s).      $25,000         $50,000
--------------------------------------------------------------------------------

                            LOG CABIN SYRUP BUSINESS
                               CHICAGO, ILLINOIS
                                  JULY 1, 1997


QUANTITY        MANUFACTURER            MODEL           DESCRIPTION                                             SERIAL NUMBER
--------        ------------            -----           -----------                                             -------------
MACHINERY AND EQUIPMENT
2                                                       12,000-gal. vertical insulated maple
                                                        syrup storage tanks, with
                                                        controls and wiring, pipe and
                                                        connections, and concrete pad

4               Viking                                  3" rotary gear transfer pumps

1               Viking                                  3" rotary gear transfer pump

1               Kraft Foods, Inc.       Special         12-oz, 24-oz, 36-oz main line auto.
                                                        maple syrup bottle filling
                                                        and packaging line consisting of
                                                        4 - Walker Stainless Equipment Co. Inc. 3,000-
                                                        gal. cap. vertical batch mixing tanks
                                                        4 - Waukesba 130" x 3" rotary gear transfer pumps
                                                        2 - Walker Stainless Equipment Co. Inc. 300-
                                                        gal. cap. vertical cook tanks
                                                        1 - Waukesha 55" x 2" rotary gear transfer pump
                                                        2 - Walker Stainless Equipment Co. Inc.
                                                        1,000-gal. cap. vertical gum slurry mixing tanks
                                                        1 - Waukesha 130" x 3" rotary gear transfer pump
                                                        1 - Minor ingredient feed system
                                                        1 - Crepaco Inc. 3,000-gal. cap. vertical holding tank
                                                        1 - Waukesha 130" x 3" rotary gear transfer pump
                                                        1 - APV Co. Inc. model R-56 platetype pasteurizer
                                                        1 - Empty bottle feed system, with Tubar
                                                        hydraulic tote dumper, power infeed conveyor Hoppman
                                                        Corp. bottle dump hopper, and 2 Hopprnan Corp. model
                                                        FRS-60 unscrambler feeders
                                                        1 - Consolidated 40-spout rotary filling machine
                                                        1 - Morrison Tinting Screw Co. model C09-10-12120-001
                                                        bottle orienter
                                                        1 - Waukesha 130" x 3" rotary gear transfer pump
                                                        1 - Capem capping machine
                                                        1 - All stainless steel bottle cap feed system
                                                        1- Inline filled battle tunnel washer/dryer
                                                        1- PDC International Corp. model 75 C-ER
                                                        tamper-seal applicator
                                                        2 - Videojet Excel P bottle date coders

                           LOG CABIN SYRUP BUSINESS

                               CHICAGO, ILLINOIS
                                 JULY 1, 1997

QUANTITY        MANUFACTURER            MODEL           DESCRIPTION                                             SERIAL NUMBER
--------        ------------            -----           -----------                                             -------------
                                                        1 - Goring Kerr model TEK21  metal detector/ejector
                                                        1 - R.A. Pearson Co. model 1703-15 LCS case creator
                                                        1 - R.A. Pearson Co. case partition inserter
                                                        1 - Hartness International Inc. model 900 case packer
                                                        1 - WA. Pearson Co. case sealer
                                                        1 - Videojet Maxum case coder
                                                        1 - Overhead power belt case conveyor system
                                                        1 - Alvey model 300PLC2 - 40" x 48" x 5 1/2"
                                                        pallettzing machine
                                                        1 - Lot of PVC slat bottle conveyor
                                                        5 - The Aeroacoustics Corp. bottle conveyor
                                                        vacuum blowers
                                                        1 - New York Blower vacuum fan
                                                        1 - Plate heat exchanger
                                                        Controls and wiring
                                                        Pipe, fittings, and valves

1               Kraft Foods, Inc.       Special         12-oz., 24-oz., 36-oz flex line auto. maple
                                                        syrup bottle filling and packaging line consisting of
                                                        2 - Walker Stainless Equipment Co. Inc.
                                                        2,000-gal. cap. vertical batch mixing tanks
                                                        2 - Wankesha model 60 rotary gear transfer pumps
                                                        1 - Crepaco Inc. 3,000-gal. cap. vertical holding tank
                                                        1 - Waukesha model 60 rotary, gear transfer pump
                                                        1 - Insulated heat exchanger holding tank
                                                        1 - APV Crepaco Inc. model R57 plate-type pasteurizer
                                                        1 - Empty bottle feed system
                                                        1 - U.S. Bottlers Mfg. Co. model DS16 rotary
                                                        bottle air cleaner
                                                        1 - 32-spout rotary filling machine
                                                        1 - capping machine
                                                        1 - Anderson Machine Group rotary bowl cap orienter
                                                        1 - Inline filled bottle tunnel washer/dryer
                                                        1 - Reclaim tank/pump unit
                                                        1 - PDC International Corp. model 75C-ER
                                                        tamper-seal applicator
                                                        1 - Videojet Excel P bottle date coder
                                                        1 - Goring Kerr model TEK21 metal detector/ejector
                                                        1 - Packing table
                                                        1 - A-B-C Packaging Machine Corp. model 36 case sealer

                            LOG CABIN SYRUP BUSINESS
                               CHICAGO, ILLINOIS
                                  JULY 1, 1997

QUANTITY        MANUFACTURER            MODEL           DESCRIPTION                                             SERIAL NUMBER
--------        ------------            -----           -----------                                             -------------

                                                        1 - A-B-C Packaging Machine Corp. case palletizer
                                                        1 - Lot of PVC slat bottle conveyor
                                                        Controls and wiring
                                                        Pipe, fittings, and valves

TOTAL MACHINERY AND EQUIPMENT

                                   SCHEDULE D


                                                                                      BEST EFFORT COMPLETION DATES
------------------------------------------------------------------------------------------------------------------------
Production Line                   Facility               Delivery              Installation              Produce
---------------                   --------               --------              ------------              -------
Flex                            San Jose, CA           w/o 02/01/98            2/98 - 4/98                04/01/98

Main                             Dunkirk, NY           w/o 04/01/98            4/98 - 6/98                06/01/98
------------------------------------------------------------------------------------------------------------------------